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                                                                    EXHIBIT 10.4

               AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN WHITEHALL
                      JEWELLERS, INC. AND LUCINDA M. BAIER

      This amendment (the "Amendment") to that certain Employment Agreement between Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), and Lucinda M. Baier (the "Executive") dated as November 30, 2004 (the "Employment Agreement"), is entered into as of August 11, 2005.

      WHEREAS, the Company desires to retain the services of Executive as its President and Chief Operating Officer, upon the terms and conditions set forth in the Employment Agreement as modified by this Amendment.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Company and the Executive hereby agree as follows:

            1. Section 1 of the Employment Agreement is hereby superseded in its entirety, as follows:

                        1. EMPLOYMENT. The Company hereby agrees to employ the
            Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement shall commence on November 30, 2004 (the "Effective Date") and shall end on December 9, 2005 (the "Expiration Date"). The term of employment as prescribed in the preceding sentence is hereinafter called the "Employment Period." From and after the end of the Employment Period, unless earlier terminated hereunder, the Executive's employment with the Company shall be at will, not for any specified term and without any payment guarantees, and either the Executive or the Company may terminate the employment relationship at any time.

            2. Section 3(a) of the Employment Agreement is hereby superseded in its entirety, as follows:

                        3. COMPENSATION. (a) Base Salary. During the Employment
            Period, the Company shall pay to the Executive a base salary at the rate of not less than $425,000 per annum ("Base Salary"), payable in accordance with the Company's executive payroll policy. Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Compensation Committee of the Board (the "Compensation Committee"). Notwithstanding the foregoing, for purposes of Section 4(d), Base Salary shall mean $500,000 and the Executive and the Company acknowledge that the Base Salary was increased to $500,000 from $425,000 on April 13, 2005.
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            3. Section 4(d)(i) of the Employment Agreement is hereby superseded in its entirety, as follows:

                        d) Termination Without Cause; Termination for Good
            Reason. (i) The Company may, at its option, terminate the Executive's employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c), or the Executive may terminate her employment upon 2 days written notice within 60 days prior to the Expiration Date ("Executive Termination"). Any termination by the Company shall be authorized by the Board. If the Company terminates the Executive's employment for any such reason or the Executive provides notice of an Executive Termination, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

                              (A) payment of any unused vacation and the
                        payments and benefits specified in Sections 4(b)(i) through 4(b)(iii) hereof, inclusive; and

                              (B) the continuation of payment of amounts equal
                        to the Base Salary which otherwise would have been payable hereunder had the Executive's employment hereunder not been terminated pursuant to this Section 4(d) for a period of 12 months from the date of termination.

            Notwithstanding Section 4(d)(i)(B), the amounts payable to the Executive under such Section 4(d)(i)(B) shall be reduced by the amount of salary, bonus or other compensation which the Executive receives from a subsequent employer during the period of time that amounts are payable to the Executive under such Section 4(d)(i)(B). The Executive shall use reasonable efforts to seek other comparable employment for this purpose.

            In the event of a termination under this Section, the Company and Executive shall execute a mutual waiver in form and substance agreeable to each of the parties, which waiver shall be finalized between the parties shortly hereafter.

      4. To the extent the Employment Agreement is inconsistent with any of the provisions herein, this Amendment shall control and the Employment Agreement is hereby amended in all, but only those, respects necessary to be consistent with this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                               WHITEHALL JEWELLERS, INC.

                                               By: /s/ Steven J. Pully
                                                   -----------------------------
                                                   Steven J. Pully
                                                   Chairman of the Board

                                                   LUCINDA M. BAIER

                                                   /s/ Lucinda M. Baier
                                                   -----------------------------
                                                   Lucinda M. Baier